SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 14 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported)     January 30, 1997


                                  MASTEC, INC.
                 -----------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     DELAWARE                         0-3797                 59-1259279
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    (State or Other Jurisdiction   (Commission             (IRS Employer
      of Incorporation)             File Number)            Identification No.)


    3155 N.W. 77TH AVENUE, MIAMI, FLORIDA                   33122-1205
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    (Address of Principal Executive Offices)                (Zip Code)


     Registrant's telephone number, including area code: (305) 599-1800



    ------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

        Item 5.       Other Events

        On January 30, 1997, MasTec, Inc. (the "Company") announced that it has filed a listing application with the New York Stock Exchange ("NYSE") and has been informed by the NYSE that the Company meets the eligibility requirements for listing its Common Stock. The Company announced that trading of its Common Stock on the NYSE is anticipated to begin on February 14, 1997 under the new trading symbol "MTZ."

        In addition, on February 3, 1997, the Company announced that it has acquired the assets of two cable television contractors for an undisclosed amount of common stock and cash plus the assumption of certain liabilities. The two contractors, Shanco Corporation and Kennedy Cable Construction, Inc., service MSOs such as MediaOne, Time Warner and Cox Communications in a number of states, including Alabama, Florida, Georgia, New Jersey, New York, North Carolina, South Carolina, and Texas.

  The Company has issued press releases announcing these two developments, copies of which are attached as exhibits 99.1 and 99.2, which are incorporated herein by reference.

        Item 7.       Financial Statements and Exhibits.

        (c)

        99.1          Press release dated January 30, 1997.

        99.2          Press release dated February 3, 1997.



                                   SIGNATURES

        Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: February 5, 1997                      /s/ EDWIN D. JOHNSON
                                            ---------------------------
                                            Edwin D. Johnson
                                            Senior Vice President-
                                            Chief Financial Officer
                                            (Principal Financial Officer
                                             and Authorized Officer)

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------

99.1           Press release dated January 30, 1997

99.2           Press release dated February 3, 1997